Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333- 262122, 333-271436, 333-273095, and 333-273550) of Crown Electrokinetics Corp. (the “Company”), of our report, which includes an explanatory paragraph as to the Company’s ability to continue as going concern dated April 1, 2024, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and December 31, 2022, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of the above referenced Registration Statement.

We were dismissed as auditors on August 13, 2024 and, accordingly we have not performed any audit or review procedures with respect to any financial statements for the periods after the date of our dismissal.
Marcum LLP Costa Mesa, CA
September 12, 2024

Marcum llp / 600 Anton Boulevard Suite 1600 Costa Mesa, CA 92626 Phone 949.236.5600 / marcumllp.com

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